                                                           EXHIBIT 99(b)



                                                                     Page 1 of 1

                                    Exhibit B

                        TRANSACTIONS IN THE SHARES SINCE

                               December 30, 1997

                       Purchase                 Number
Purchase Date          Price Per Share          of Shares            Cost
-------------          ---------------          ---------            ----
01/05/98                 4 1/2                  10,000           $46,003.85
01/06/98                 4 5/8                  10,000           $47,253.85
01/06/98                 4 1/2                   3,500           $16,100.00
01/07/98                 4 1/4                   6,500           $28,278.85
01/08/98                 4 3/8                  10,000           $44,753.85
01/09/98                 4 3/8                   8,000           $35,803.85
01/12/98                 4 1/2                   2,000           $ 9,203.85
01/14/98                 4 1/4                   4,490           $19,535.35
01/16/98                 4 1/8                   5,000           $21,128.85
01/20/98                 4 1/4                   5,000           $10,878.85
01/21/98                 4 1/4                   2,500           $36,378.85
01/28/98                 4 3/4                   7,500           $11,968.75
01/28/98                 4 11/16                 2,500           $ 9,703.85
01/29/98                 4 3/4                   2,000           $24,875.00
01/29/98                 4 7/8                   5,000           $14,553.85
01/30/98                 4 3/4                   3,000           $14,178.85
2/2/98                   4 5/8                   5,000           $23,628.85
2/5/98                   4 11/16                 1,000           $ 4,791.35
2/5/98                   4 3/4                   4,000           $19,400.00

The total cost for these 86,990 shares was $398,175.30

Mr. Nelkin also received 27,510 shares as a result of the recent merger of and Sunrise Educational Services, Inc. and Education Alternatives, Inc.